UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2018

IGEN NETORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1075 St. Davis Street, Victoria BC, Canada	V8S 4Y7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-332-5600

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On June 1, 2018, the Company issued 3,333,333 shares of common stock at $.06 per share for a total consideration of $200,000. The shares were issued to an accredited investor.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2018, Jackie Kimzey was appointed to the Board of Directors. Mr. Kimzey serves as a Senior Lecturer, School of Management, Entrepreneurship at the University of Texas at Dallas, Adjunct Professor, Entrepreneurship, Southern Methodist University, 2007-Present, General Partner of Sevin Rosen Funds, from 1999-2016, Board of Directors of Tangoe, Inc., from 2008-2017 (Chairman of the Governance Committee), Board of Directors of Invodo, Inc., from 2008-2016, and Chairman of the Board of Directors of Verified Person, from, 2006-2016. There have been no transactions between Mr. Kimzey and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Kimzey and an officer or director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

Neil Chan
Chief Executive Officer

Date: June 13, 2018

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